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                                 REXEL DS, INC.
                                 REXEL DN, INC.

                                October 31, 1996

Delta Computec Inc.
900 Huyler Street
Teterboro, New Jersey 07608

Dear Sirs:

     This letter agreement will confirm our agreement for Delta Computec Inc. ("DCI") to purchase, and Rexel DS, Inc. (f.k.a. Willcox & Gibbs DS, Inc.) and Rexel DN, Inc. (f.k.a. Willcox & Gibbs DN, Inc.)(together, "Sellers") to sell to DCI, the 8% Subordinated Debenture of DCI and of DCI's wholly-owned subsidiary Delta Data Net, Inc. ("Data Net" and, collectively with DCI, the "Buyers"), as amended, which Debenture was issued in the original face amount of $475,000 and is due October 31, 1997 (the "Debenture"), pursuant to the following terms and conditions:

          1. Pursuant to this letter agreement, and subject to receipt of funds after clearance of a check to be received by Sellers from DCI for the Purchase Price, the adequacy of all of which consideration is hereby acknowledged by the Sellers, Sellers, jointly and severally hereby agree to sell, assign, convey and transfer to DCI any and all title which the Sellers may ever have in and to the Debenture to DCI, and included within the purchase of the Debenture is all principal and interest related thereto.

          2. The purchase of the Debenture by DCI is subject to obtaining the Consent of National Canada Finance Corp. on or before November 18, 1996.

          3. DCI shall pay the purchase price of $75,000 ("Purchase Price") by corporate check made payable to Rexel, Inc., and to be transmitted to Sellers at: 150 Alhambra Circle, Suite 900, Coral Gales, Florida 33134, Attention: Eric Pierson.

          4. At the time that the check representing the Purchase Price clears and funds have been received by Sellers, Sellers shall send by overnight courier service to DCI the Debenture marked "PAID IN FULL", and such clearance of the check and receipt of funds representing the Purchase Price shall, without further action on the part of the Sellers or Buyers, constitute the full sale, assignment, conveyance and transfer of the Debenture to DCI.

          5. Sellers acknowledge having received sufficient information regarding the Buyers to enable them to make the sale of the Debenture pursuant to this letter agreement.

          6. At the time that the check representing the Purchase Price clears and funds have been received by Sellers, DCI and Data Net, without further action on the part of the Sellers or Buyers,

                                                                  Page 6 of 13

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shall each be fully released from any and all actions, causes of action, suits, debts, dues, sums of money, accounts reckonings, bonds, bills specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, counterclaims, cross-claims, third party claims, set-offs, and demands, whatsoever in law admiralty or equity which Sellers may have against DCI or against Data Net, or both, relating in any manner to the Debenture and relating in any manner to any default which now exists, or which ever may have existed, under or pursuant to the Debenture.

          7. Notwithstanding the provisions of paragraph 6 of this letter agreement, if at any time all of the Purchase Price is ever required by a court of competent jurisdiction to be returned to DCI, or if this transaction is ever ordered by a court of competent jurisdiction to be rescinded and as a result thereof the Purchase Price is returned in full to DCI, then, at such time, the obligations owed to the Sellers pursuant to the Debenture shall be deemed to have been reinstated as of the date of such return of the Purchase Price, as those obligations exist on the date of the clearance of the check representing the Purchase Price.

          8. This letter agreement may be terminated by Seller if the check representing the Purchase Price has not cleared and funds thereof have not been received by Sellers on or before November 18, 1996.

          9. Each of Sellers represents and warrants to Buyers, and each of Buyers represents and warrants to Sellers, that: (a) it is duly organized and existing and in good standing in its state of incorporation; (b) it has the corporate power and authority to execute, deliver and perform the obligations set forth in this letter agreement; (c) it has taken all necessary corporate action to authorize the execution, delivery and performance of this letter agreement; (d) this letter agreement constitutes the legal, valid and binding obligation of it and is enforceable against it in accordance with its terms; and
(e) this letter agreement will not violate or contravene any provision of law or statute, any order, decree or judgment binding it, or any other agreement or obligation of any nature whatsoever by which it may be bound.

          10. Each of the Sellers represents and warrants to the Buyers that:
(a) as of the date of the transfer of the Debenture to DCI, the Sellers are the sole owners of the Debenture; (b) neither Seller has sold, transferred, assigned, pledged or hypothecated the Debenture, except as provided herein; and
(c) the Debenture is free and clear of any liens, claims, encumbrances and restrictions of any kind, except for restrictions contained in the Debenture or arising under the Securities Act of 1933. Buyers represent and warrant to Sellers that no consent or approval of any person or entity is required in order for DCI to acquire the Debentures, except those that have been provided hereby. Knowledge by Sellers, by Rexel, Inc. ("Rexel"), or by Buyers of any event, circumstance

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or fact will not vitiate or otherwise impair any of the representations of the others.

          11. Rexel, the parent of the Sellers, confirms the accuracy of the representations of the Sellers as set forth in paragraphs 9 and 10 of this letter agreement.

          12. This letter agreement: (a) sets forth the entire agreement and understanding between the parties and supersedes all prior negotiations, discussions, agreements and understandings of the parties with regard to the subject matter hereof; (b) may be modified only by a writing executed by or on behalf of each party; (c) may be waived only by a writing executed by the party to be charged with the waiver; (d) shall survive the payment of the Purchase Price and the transfer of the Debenture to DCI; (e) shall be binding on and shall inure to the benefit of the successors and assigns of each party; (f) may be executed in two or more counterparts, each of which when executed shall be an original and which together shall constitute the same instrument; and (g) shall be governed by the law of the State of New York without regard to its conflicts of laws principles.

          13. This letter agreement may be executed and delivered by facsimile transmission and shall be binding upon a party upon delivery of a copy by facsimile transmission. The later exchange of original executed copies by the parties hereto if they so desire, shall not diminish or impair the efficacy of the original facsimile transmission.

     Please indicate your agreement with the forgoing by signing in the space provided below.

                                       Very truly yours,

                                       REXEL DS, INC.

                                       By: /s/ Jon O. Fulerton
                                           Name:
                                           Title:

                                       REXEL DN, INC.

                                       By: /s/ Jon O. Fulerton
                                           Name:
                                           Title:

     Executed for the purposes as set forth in paragraph 11 of this letter agreement.

                                       REXEL, INC.

                                       By: /s/ Jon O. Fulerton
                                           Name:
                                           Title:

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AGREED:                                CONSENTED TO:
DELTA COMPUTEC INC.                    NATIONAL CANADA FINANCE  CORP.

By: /s/ John DeVito                    By: /s/ E. Lynn Forgosh
    Name: John DeVito                      Name: E. Lynn Forgosh
    Title: President                       Title: Group Vice President

DELTA DATA NET, INC.                   CONSENTED TO:

By: /s/ John DeVito                    /s/ Joseph M. Lobozzo II
    Name: John Devito                  JOSEPH M. LOBOZZO II
    Title: President

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